Exhibit 99.1
AXT, Inc. Announces Second Quarter 2017 Results
July 26, 2017
Page 1 of 5

FOR IMMEDIATE RELEASE

Contact:

Gary Fischer

Chief Financial Officer

(510) 438-4700

AXT, Inc. Announces Second Quarter 2017 Financial Results

FREMONT, Calif., July 26, 2017 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter, ended June 30, 2017.

Second Quarter 2017 Results

Revenue for the second quarter of 2017 was $23.6 million, compared with $20.6 million in the first quarter of 2017.

Gross margin was 30.8 percent of revenue for the second quarter of 2017, compared with 30.5 percent of revenue in the first quarter of 2017.  Second quarter substrate gross margin was higher than the total company gross margin and was, offset by lower gross margin on raw materials.

Operating expenses were $5.0 million in the second quarter of 2017, compared with $4.9 million in the first quarter of 2017.

Operating profit was $2.3 million for the second quarter of 2017, compared with $1.4 million in the first quarter of 2017.

Interest and other, net was a loss of $0.2 million for the second quarter of 2017, compared with a loss of $0.8 million in the first quarter of 2017.  Tax expense in the second quarter of 2017 was $0.3 million compared to $0.2 million in the first quarter of 2017.

Net profit was $1.9 million, or $0.05 per diluted share, in the second quarter of 2017 compared with a net profit of $0.7 million, or $0.02 per diluted share, in the first quarter of 2017.

AXT, Inc. Announces Second Quarter 2017 Results
July 26, 2017

Management Qualitative Comments

“2017 is shaping up to be a solid year of growth for AXT,” said Morris Young, chief executive officer. “Across our portfolio, we are seeing emerging technologies and strengthening demand from established applications that are driving growth in each of our substrate product categories. As a result, we achieved record revenue in indium phosphide substrates in Q2, and posted solid improvement in semi-insulating gallium arsenide, semi-conducting gallium arsenide, and germanium substrates. Our customer and revenue base continue to diversify, giving us a broad-based opportunity for continued business expansion.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 50482889). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 50482889) until August 1, 2017. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Second Quarter 2017 Results
July 26, 2017

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Announces Second Quarter 2017 Results
July 26, 2017

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$23,557	$20,495	$44,173	$39,208
Cost of revenue	16,301	14,468	30,629	27,928
Gross profit	7,256	6,027	13,544	11,280
Operating expenses:
Selling, general and administrative	3,942	3,419	7,735	6,793
Research and development	1,019	1,472	2,143	2,853
Restructuring charge	—	226	—	226
Total operating expenses	4,961	5,117	9,878	9,872
Income from operations	2,295	910	3,666	1,408
Interest income, net	114	100	212	198
Equity in loss of unconsolidated joint ventures	(188)	(400)	(1,121)	(856)
Other (expense) income, net	(102)	328	(54)	518
Income before provision for income taxes	2,119	938	2,703	1,268
Provision for income taxes	321	140	480	537
Net income	1,798	798	2,223	731
Less: Net loss attributable to noncontrolling interests	132	353	372	462
Net income attributable to AXT, Inc.	$1,930	$1,151	$2,595	$1,193
Net income attributable to AXT, Inc. per common share:
Basic	$0.05	$0.03	$0.07	$0.03
Diluted	$0.05	$0.03	$0.07	$0.03
Weighted average number of common shares outstanding:
Basic	38,306	32,020	36,238	32,011
Diluted	39,706	32,451	37,645	32,354

AXT, Inc. Announces Second Quarter 2017 Results
July 26, 2017

AXT, INC.

CONDENSED CONSOLIDSTED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$56,483	$36,152
Short-term investments	22,463	11,415
Accounts receivable, net	18,262	14,453
Inventories	40,627	40,152
Related party notes receivable – current	109	—
Prepaid expenses and other current assets	5,301	5,114
Total current assets	143,245	107,286
Long-term investments	8,578	6,156
Property, plant and equipment, net	27,945	27,805
Related party notes receivable – long-term	—	157
Other assets	12,004	12,842
Total assets	$191,772	$154,246
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,189	$6,691
Accrued liabilities	9,363	9,260
Total current liabilities	17,552	15,951
Long-term portion of royalty payments	287	575
Other long-term liabilities	220	330
Total liabilities	18,059	16,856
Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	39	33
Additional paid-in-capital	227,539	194,177
Accumulated deficit	(62,390)	(64,985)
Accumulated other comprehensive income	1,293	253
Total AXT, Inc. stockholders’ equity	170,013	133,010
Noncontrolling interests	3,700	4,380
Total stockholders’ equity	173,713	137,390
Total liabilities and stockholders’ equity	$191,772	$154,246